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                                                                  EXHIBIT 4.5


                                      EXHIBIT "A"

                                 FORM OF PROMISSORY NOTE
                                 -----------------------


AMOUNT: $________________                          DATE:________________, 1999
                                                   ALBUQUERQUE, NEW MEXICO



     FOR VALUE RECEIVED, PAMELA MEDLEY (the "Maker"), promises to pay to the order of TRUEVISION INTERNATIONAL, INC. (the "Payee") the principal sum of ________________ ($________________) Dollars, with interest at the rate of ten (10%) percent, per annum, from the date hereof until paid, said principal and interest payable on or before one (1) year from the date hereof or within three (3) business days following the sale of the collateral securing the obligation of this Note. This Note may be prepaid in whole or in part at any time without penalty.

     This note is secured by ________________ (________________) shares of the $0.001 par value, Common Stock of TrueVision International, Inc. pursuant to the terms and conditions of a certain Restricted Stock Option Agreement entered into between the parties hereto on January __, 1999.

     Upon default in the payment of any installment of principal or interest, or any sum due hereunder, the whole of the principal sum and all interest accrued hereon shall, at the holder's option, without notice or demand, at once become due and payable, together with interest at the maximum legal rate, collection charges, and a reasonable sum as attorney's fees.

     The undersigned and all endorsers, suretics, and guarantors hereof, hereby jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this instrument.


WITNESSES:



                                               /s/ PAMELA MEDLEY
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                                               PAMELA MEDLEY



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